Exhibit 99.1

Surface Oncology to Present Preclinical Data for Multiple Product Programs at the American Association for Cancer Research Annual Meeting

CAMBRIDGE, Mass., May 15, 2020 -- Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today announced five scientific posters sharing updated preclinical data at the American Association for Cancer Research (AACR) 2020 Annual Meeting, to be held virtually on June 22-24.

The posters include preclinical data from Surface Oncology’s two lead clinical-stage antibody therapies: SRF617 (targeting CD39) and SRF388 (targeting IL-27). Three additional posters containing preclinical data from SRF813 (targeting CD112R) and SRF231 (targeting CD47) will also be presented.

Summaries are provided below; full posters will be placed on Surface Oncology’s website following the presentation.

Details of the AACR presentations are as follows:

Presentation Type: e-poster (Abstract: 6639)

Title: SRF617, a potent enzymatic inhibitor of CD39, demonstrates single-agent activity and cooperates with various cancer therapies in both solid tumor and hematologic malignancies

Lead Author: Austin Dulak, Ph.D.

Date and Time: Monday, June 22nd, 9:00 a.m. EDT

Summary:

•	SRF617 is a potent inhibitor of CD39 enzymatic activity both in vitro and in vivo.
•	Inhibition of CD39 potentiates the activity of chemotherapy and immunotherapy agents to improve tumor growth inhibition and survival in mice.
•	Differential CD39 expression patterns across tumor types inform clinical indication selection
•	These findings support future clinical studies of SRF617 as monotherapy and in combination with other therapeutic agents in treating patients with cancer.

Presentation Type: e-poster (Abstract: 4550)

Title: Increased IL-27 is associated with poor prognosis in renal cell carcinoma and supports use of SRF388, a first-in-class IL-27p28 blocking antibody, to counteract IL-27-mediated immunosuppression in this setting

Lead Author: Matthew Rausch, Ph.D.

Date and Time: Monday, June 22nd, 9:00 a.m. EDT

Summary:

•	IL-27 is a heterodimeric cytokine consisting of 2 subunits (IL-27p28 and Epstein-Barr virus induced gene 3 (EBI3)) that limits the intensity and duration of T cell-mediated immunity.
•	High levels of IL-27p28, EBI3, and IL27RA transcript levels are often elevated in renal cell carcinoma (RCC) tumors and are associated with poor clinical outcome.
•	SRF388 inhibits IL-27 signaling, diminishes inhibitory receptor expression and increases cytokine production. This pro-inflammatory response is enhanced when combined with PD-1 blockade.
•	Data from these studies indicate that blockade of IL-27 can potentiate anti-tumor responses by counteracting IL-27-mediated immune escape.

Presentation Type: e-poster (Abstract: 4548)

Title: SRF813, a fully human monoclonal antibody targeting the inhibitory receptor CD112R, enhances immune cell activation and anti-CD112R treatment in vivo demonstrates preclinical anti-tumor activity

Lead Author: Jim Mohan, Ph.D.

Date and Time: Monday, June 22nd, 9:00 a.m. EDT

Summary:

•	SRF813 inhibits the CD112-CD112R interaction and enhances NK cell activation.
•	CD112R inhibition in mouse tumor models reduced tumor growth and increased tumor-infiltrating lymphocyte activation.
•	The combination of anti-CD112R with PD-1 blockade leads to greater tumor growth inhibition than either treatment alone.
•	These preclinical data demonstrate that CD112R is a negative regulator of immune responses and that CD112R inhibition can potentiate anti-tumor responses in cancers that express CD112.

Presentation Type: e-poster (Abstract: 2196)

Title: SRF231, a fully human CD47 antibody, potentiates the effects of opsonizing antibodies and cytotoxic chemotherapies in preclinical cancer models

Lead Author: Marisa O. Peluso

Date and Time: Monday, June 22nd, 9:00 a.m. EDT

Summary:

•	SRF231 demonstrates anti-tumor activity as a monotherapy in multiple myeloma (MM) and non-small cell lung cancer (NSCLC) models.
•	SRF231 potentiates the effects of opsonizing antibodies (elotuzumab and daratumumab) in preclinical MM xenograft models.
•	SRF231 potentiates the effects of taxane and platinum-based standard of care chemotherapies in preclinical NSCLC xenograft models.

Presentation Type: e-poster (Abstract: 4515)

Title: The anti-CD47 antibody SRF231 increases anti-tumor activity of standard of care chemotherapy in platinum-resistant PDX models of ovarian cancer

Lead Author: Joyce Fu Liu, M.D.

Date and Time: Monday, June 22nd, 9:00 a.m. EDT

Summary:

•

Anti-CD47 directed therapy with SRF231 demonstrates the ability to significantly increase the anti-tumor activity of standard chemotherapies in xenograft and platinum-resistant patient-derived xenograft (PDX) models of ovarian cancer.

In 2018, Surface Oncology deprioritized the SRF231 clinical program and is concluding its Phase 1 study.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned lead programs targeting CD39 (SRF617) and IL-27 (SRF388), a clinical-stage collaboration with Novartis targeting CD73 (NZV930), and two preclinical programs, each focused primarily on activating natural killer cells (via targeting CD112R) or depleting regulatory T cells (via targeting CCR8). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Contacts:

Investors

Matt Lane

matt@gilmartinir.com

617-901-7698

Media
Tom Donovan

tom@tenbridgecommunications.com

857-559-3397